EXHIBIT 99


For Immediate Release                       Contact:  Laura A. Mastrangelo
                                                      VIMRX Pharmaceuticals Inc.
                                                      302-998-1734


             INNOVIR LABORATORIES, INC. ANNOUNCES MANAGEMENT CHANGES

              Allan R. Goldberg, Ph.D. Resigns As Chairman and CEO;
                Thomas R. Sharpe, Ph.D. Named President and CEO;
                     David A. Jackson, Ph.D. Named Chairman


     NEW YORK, SEPTEMBER 26, 1997 -- Innovir Laboratories, Inc. (NASDAQ: INVR) announced today the resignation of Allan R. Goldberg, Ph.D. as Chief Executive Officer and Chairman of the Board of Directors. The Board of Director appointed Thomas R. Sharpe, Ph.D. as the new President and Chief Executive Officer of Innovir Laboratories, and to the Board of Directors, effective October 1, 1997. Additionally, the Board elected David A. Jackson Ph.D. to serve as Chairman of the Board.

     Dr. Goldberg served eight years since co-founding the Company in 1989. He has elected to step down from his positions to pursue other interests, and will remain involved in the Company by serving as Senior Scientific Advisor and by remaining on Innovir's Science Advisory Board.

     Prior to his current appointment, Dr. Sharpe served as a consultant to VIMRX Pharmaceuticals Inc. He formerly served as President and CEO of OsteoArthritis Sciences, Inc. of Cambridge, Massachusetts, where he provided overall leadership to the Company, served as a member of the Board of Directors, and led the research efforts resulting in the discovery of novel approaches for the treatment of osteoarthritis and wound healing. Previously, Dr. Sharpe spent more than 25 years in research and development as well as management positions with The DuPont Company and The DuPont Merck Pharmaceutical Company, serving most recently as the Senior Director of Chemical and Physical Sciences of DuPont Merck. Dr. Sharpe earned his Ph.D. in Organic Chemistry from the University of Illinois and an A.B. in Chemistry from the University of Evansville in Indiana.

     Dr. Jackson is Executive Vice President and Chief Scientific Officer of VIMRX Pharmaceuticals and has served as a member of the Innovir Board since January, 1997. "The Board extends its gratitude to Dr. Goldberg for his contributions and dedication to Innovir Laboratories," said Dr. Jackson. "Allan has made a significant impact on the formation and development of the Company. We are pleased he will remain on the team as a scientific advisor and wish him continued success in all of his new endeavors."

     Dr. Jackson continued: "Dr. Sharpe's research and product development knowledge, coupled with his many years of pharmaceutical industry experience, make him an excellent choice to lead Innovir and position the Company for long term success through aggressive development of the Company's technology portfolio and by securing industry partnerships."



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Page Two/Innovir Laboratories


     Innovir Laboratories, Inc. (Nasdaq: INVR), a subsidiary of VIMRX Pharmaceuticals Inc. (Nasdaq: VMRX), is a biotechnology company that has been developing technologies based on catalytically interactive oligomers (oligozymes) both for the treatment and prevention of diseases and also for pharmaceutical and genomic research. As a research aid, oligozymes hold potential both to identify how different genes function and to identify and validate molecular targets for new drug therapies. The Company's technologies utilize either External Guide Sequences (EGS) oligozymes or RILON(TM) oligozymes, which inactivate targeted mRNA directly. To complement its therapeutic and drug target validation programs, Innovir has developed a unique drug delivery tool called InnoPhor(TM) that makes it possible to target oligozymes to specific tissues.

     The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. The forward-looking statements contained in this release are subject to certain risks and uncertainties. Actual results could differ materially from current expectations. Among the factors which could affect the Company's actual results and could cause results to differ from those contained in the forward-looking statements contained herein are the progress of the Company's research and development and the development of competing therapies and/or technologies by other companies.


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     NOTE TO INVESTORS AND EDITORS: Innovir's press releases are available on the Internet through VIMRX Pharmaceutical Inc.'s web site at www.vimrx.com and through BusinessWire's web site, under the VIMRX heading, at http://www.businesswire.com. The releases also are available at no charge through BusinessWire's fax-on-demand service at 800-411-8792.

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